Exhibit 23.2



DAVIDSON & COMPANY Chartered Accountants


                          INDEPENDENT AUDITORS' CONSENT


We hereby consent of the use in this Registration Statement on Form SB2 of our report dated March 1, 2000 relating to the financial statements of Advertain On-Line Inc. which appears in such Registration Statement.



                                        /s/ Davidson & Company/
Vancouver, Canada                       Chartered Accountants

November 3, 2000



A Member of the Accounting Group International
Suite 12770 Stock Exchange Tower, 609 Granville Island Street, P.O. Box 10372, Pacific Centre, Vancouver, B.C., Canada V7Y 1G6
Telephone (604) 687-0947 Fax (604) 687-6172